EXHIBIT 13.1

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Veolia Environnement, a French société anonyme (the “Company”), does hereby certify, to such officer’s knowledge, that:

The annual report on Form 20-F for the year ended December 31, 2009 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 19, 2010

By:	/s/ Antoine Frérot
Name:	Antoine Frérot
Title:	Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Veolia Environnement and will be retained by Veolia Environnement and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 13.1

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Veolia Environnement, a French société anonyme (the “Company”), does hereby certify, to such officer’s knowledge, that:

The annual report on Form 20-F for the year ended December 31, 2009 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 19, 2010

By:	/s/ Pierre-François Riolacci
Name:	Pierre-François Riolacci
Title:	Chief Finance Officer

A signed original of this written statement required by Section 906 has been provided to Veolia Environnement and will be retained by Veolia Environnement and furnished to the Securities and Exchange Commission or its staff upon request.